UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2016

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 31, 2016, CenturyLink, Inc. and Level 3 Communications, Inc. (“Level 3”), issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of October 31, 2016 (the “Merger Agreement”), by and among CenturyLink, Level 3, Wildcat Merger Sub 1 LLC (“Merger Sub 1”) and WWG Merger Sub LLC (“Merger Sub 2”). Subject to the terms and conditions of the Merger Agreement, Merger Sub 1 will merge with and into Level 3 with Level 3 surviving as an indirect wholly-owned subsidiary of CenturyLink (the “Initial Merger”) and, immediately following the effective time of the Initial Merger, Level 3 will merge with and into Merger Sub 2 with Merger Sub 2 surviving as an indirect wholly-owned subsidiary of CenturyLink (together with the Initial Merger, the “Acquisition”). On October 31, 2016, CenturyLink and Level 3 also made a joint investor presentation concerning the Acquisition, as well as their respective third quarter 2016 operating results. A copy of the joint press release and joint investor presentation is attached hereto as Exhibits 99.1 and 99.2, respectively. In addition, a transcript of the joint investor presentation is attached hereto as Exhibit 99.3.

On October 31, 2016, CenturyLink distributed a letter to its employees regarding the Acquisition, a copy of which is attached hereto as Exhibit 99.4. In addition, CenturyLink posted to its website the fact sheet attached hereto as Exhibit 99.5.

The information required by Item 1.01, including a copy of the Merger Agreement and related transaction agreements, will be filed in a separate Current Report on Form 8-K later this week.

Information required by Item 2.02 has been filed in a separate Current Report on Form 8-K filed on the date of this report.

The exhibits attached hereto are incorporated herein by reference and each of the foregoing descriptions of such materials is qualified in its entirety by reference to such materials.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Dated: October 31, 2016

Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release, dated October 31, 2016.

99.2	Joint Investor Presentation Materials, dated October 31, 2016.

99.3	Transcript of Joint Investor Presentation, dated October 31, 2016.

99.4	Employee Letter, dated October 31, 2016.

99.5	Fact Sheet.